Exhibit (g)(1)

CUSTODY AGREEMENT

Dated November 6, 1997

Between

UMB BANK, NA.

and

PROFUNDS

CUSTODY AGREEMENT

This agreement made as of this 6th day of, November 1997, between UMB Bank n.a., a national banking association with its principal place of business located at Kansa City,. Missouri. (hereinafterr “Custodian”), and each of the Funds which have executed the signature page hereof together with such additional Funds which shall be made parties to this Agreement by the execution of a separate signature page hereto (individually, a “Fund” and collectively, the ‘Funds”).

WITNESSETH:

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, each Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by such Fund which Assets are to be held in such accounts as such Fund may establish from time to time; and

WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN.

Each Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to each such Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

2. DEFINITIONS.

For purposes of this Agreement, the following urns shall have the meanings so indicated:

( a) “Security” or “Securities” shall mean stocks, bonds, bills, rights, script, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

( b) “Assets” shall mean Securities, Moines and other property held by the Custodian for the benefit of a Fund.

( c)(1) “Instructions”, as used herein, shall mean: (1) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of a Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person; or (iii) a communication effected directly between an demo-mechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund. Instructions in the form of oral communications shall be confirmed by the appropriate Fund by tested telex or in waiting in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian’s receipt of such confirmation. Each Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.

(c)(2) “Special Instructions”, as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of a Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.

(c)(3) Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and each Fund.

(e)(4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.

3. DELIVERY OF CORPORATE DOCUMENTS.

Each of the patties to this Agreement represents that its execution does not violate any of the provisions of its respective charms, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

Each Fund has furnished the Custodian with copies, properly certified or authenticated, with all amendments or supplements thereto, of the following documents:

(a) Certificate of Incorporation (or equivalent document) of the Fund as in effect: on the date hereof;

(b) By-Laws of the Fund sin effect on the date hereof;

(c) Resolutions of the Board of Directors of the Fund appointing the Custodian and approving the form of this Agreement; and

(d) The Fund’s current prospectus and statements of additional information .

Each Fund shall promptly furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

In addition, each Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated designating certain officers or employees of each such Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each Fund, and (b) the name, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of each Fund (in both cues collectively, the “Authorized Persons” and individually, an «Authorized Person”). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the-contrary. Upon delivery of a certificate which deletes or does not include the names) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions_ Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from a Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund to withdraw ray of the Assets of such Fund upon the mere receipt of such authorization, Special Instruction or Instructions from such director, trustee, officer, employee or agent.

4. POWERS AND DUTIES OF CUSTODIANS AND DOMESTIC SUBCUSTODIAN

Except for Assets held by any Subcustodian appointed pursuant to Sections S(b), (c), or (d) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this Section 4 all references to powers and duties of the “Custodian” shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

( a) Safekeeping.

The Custodian will keep safely the Assets of each Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian

( b) Manner of Holding Securities.

(1) The Custodian shall at all times bold Securities of each Fund either. (i) by physical possession of the share certificates or other instruments representing such Securities is registered or bearer form; or (ii) in book-envy form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

(2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical forts by registering the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible. Upon the receipt of instructions, the Custodian shall hold such Securities in street certificate form, so called, wish or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian’s authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities an held in such accounts and the respective interests therein.

(3) The Custodian may deposit and/or maintain domestic Securities owned by a Fund in, and each Fund hereby approves use of: (a) The Depository Trust Company, (b) The Participants Trust Company; and (c) any book-envy system as provided is (i) Subpart D of Treasury Circular Na 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27.76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 C FR 306.115. Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by a Fund in any other domestic clearing agency registered with the Securities and Exchange Commission (“SEC”) under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies) which acts as a Securities depository. Each of the foregoing shall be referred to in this Agreement as a “Securities System”, and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(i) The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

(ii) The Custodian shall deposit and/or maintain the Securities in a Securities System. provided that such Securities are represented in an account (Account”) of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(iii) The books and records of the Custodian shall at all times identify those securities belonging to any one or more Funds which are maintained in a Securities System.

(iv) The Custodian shall pay for Securities purchased for the account of a Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. The Custodian shall transfer Securities sold for the account of a Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an envy on the records of the Custodian to reflect such transfer and payment for the account of such Fund.

Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund shall be maintained for such Fund by the Custodian. The Custodian shall deliver to a Fund on the next succeeding business day daily transaction reports which shall include each day’s transactions in the Securities System for the account of such Fund. Such transaction reports shall be delivered to such Fund or any agent designated by such Fund pursuant to Instruction, by computer or in such other manner as such Fund and Custodian may agree.

(v) The Custodian shall, if requested by a Fund pursuant to Instructions, provide such Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System’s accounting system internal accounting corner and procedures for safeguarding Securities deposited in the Securities System.

(vi) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of a Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of such Fund maintained with such Securities System.

(c) Free Delivery of Assets.

Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on band and available, in connection with a Fund’s transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

(d) Exchange of Securities

Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible Securities, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefore, to surrender bonds or other Securities held by it at maturity or call.

(e) Purchases of Assets.

(1) Securities Purchases. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of Moines held for a Fund’s account for which the purchase was made, but only insofar as Moines are available therein for such purpose, and receive the portfolio Securities so purchased. Unless the Custodian has received Special instructions to the contary, such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national Securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a Secures System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian’s instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of interest Bearing Deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 40), and 4(m) hereof, the Custodian may make payment therefore before receipt of an advice of transaction; and (iii) is the cue of Securities as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted ode practice or the terms of the instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may take payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the term of the instrument representing such Security.

(2) Other Assets Purchased. Upon receipt of instructions and except as otherwise provided herein. the Custodian shall pay for and receive other Asses for the account of s Fund as provided in Instructions.

(f) Sales-of-Asset:

(1) Securities Sold. In accordance with Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated u sold to the broker or other person specified in the Instructions relating to such sale. Unless the Custodian has received Special instructions to the contrary, such delivery shall be made only upon receipt of payment therefore in the form of; (a) cash, certified check, bank cashier’s check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of which the Custodian is a member, or (c) credit to the Account of the Custodian with s Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, Securities held in physical form may be delivered and paid for is accordance with “met delivery custom” to a broker c: s cluing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensue prompt collection of the payment for, or return of such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefore.

(2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund u provided in Instructions.

( g) Options.

(1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call optima, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the “OCC”), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

(2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund and the broker-dealer shall enter into an agreement to comply with the rules of the 0CC or of any registered national securities exchange or similar organization(s). Pursuant to that agreement and such Fund’s Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-envy in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The appropriate Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

(h) Futures Contracts.

Upon receipt of Instructions, the Custodian shall enter into a futures margin procedural agreement among the appropriate-Fund, the Custodian and the designated futures communication merchant (a “Procedural Agreement’). Under the Procedural Agreement the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contact by such Fund; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation “margin” deposits intended to secure such Fund’s performance of its obligation under any futures contracts purchased or sold, or any options on futures contracts written by such Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade, or any similar organization(s), regarding such margin deposits; and (c) release Assets from and/or transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. The appropriate Fund and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its tears.

(i) Segregated Accounts.

Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Find, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(g), 4(h) and 4(n) and (ii) far the purpose of compliance by such Fund with the procedures required by the SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

(j) Depository Receipts

Upon receipt of instructions, the Custodian shall surrender or cause to be surrendered Securities to the depository used for such Securities by an issuer of American Depository Receipts or International Depository Receipts (hereinafter referred to, collectively, as “ADRs”), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depository has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

(k) Corporate Actions. Put Bonds. Called Bonds. Etc;

Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, tights or similar Securities to the issuer or trustee thereof (or to the agent such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the

Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action unless otherwise directed to the contrary in Instructions, to comply with the sevens of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the appropriate Fund of such action in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing.

The Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by any optional offer or on the last permissible date for the perforce of such act, the Fund shall bold the Batik harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

(l) Interest Bearing Deposits.

Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as “Interest Bearing Deposits”) for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies, including the Custodian, any Subcustodian of any subsidiary or affiliate of the Custodian (hereinafter referred to as O rig Institutions”), and in such amounts as such Fund may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as such Fund may determine and direct pursuant to Instructions. The responsibilities of the Custodian to a Fund for interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by she Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Barking Institution to pay upon demand.

(m) Foreign Exchange Transactions.

(1) Each Fund hereby appoints the Custodian as its agent in the execution of all currency exchange transactions. The Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, to the Funds. Such information shall be supplied by the Custodian at least by the business day prior to the value date of the foreign exchange transaction, provided that the Custodian receives the request for such information at least two business days prior to the value date of the transaction.

(2) Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking institutions as such Fund may determine and direct pursuant to Instructions. If, in its Instruction, a Fund does not direct the Custodian to utilize a particular currency broker or Banking Institution the Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund’s foreign currency transaction.

(3) Each Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of aid foreign exchange contracts and understands that the Fund shad be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange. The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals or the performance of such brokers or Banking Institutions.

(4) Notwithstanding anything to the contrary contained herein, upon receipt of instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the counter value currency completing such contract has been delivered or received.

(5) The custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions and subject to any separate agreement between the parties relating to such transactions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund, with the Custodian as principal.

(n) Pledges or Loans of Securities.

(1) Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released Securities held in custody to the pledges desisted in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to UMS Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the Moines borrowed, except that in cases where additional collateral is required to see existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledge, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledge.

(2) Upon receipt of Special Instructions, and execution of a separate Securities Lending Agreement, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may. except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in cue of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian’s instructions to the Securities System shall require that the Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral tinder the circumstances set forth in this paragraph. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

(o) Stock Dividends Rights, ETC.

The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

(p) Routine Dealings

The Custodian will, in general, attend to all routine and mechanical mattes in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund except as may be otherwise provided in this Agreement or directed ham time to time by instructions from any particular Fund. The Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payment shall be accounted for to the appropriate Fund

(q) Collections.

The Custodian shall (a) collect amounts due and payable to each Fund with respect to portfolio Securities and other Assets; (b) promptly credit to the account of each Fund all income and other payments relating to portfolio Securities and other Assets held by the Custodian hereunder upon Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and any particular Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to any such Fund. The Custodian shall notify a Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other Assets is not received by the Custodian then due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default, although it will reasonably assist the Fund in the collection of such amounts.

( r) Bank Accounts.

Upon instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof, for the account of one or more Funds, and shall be subject only to drift or order of the Custodian. The responsibilities of the Custodian to any one or more such Funds for deposits accepted on the Custodian’s books shall be that of U.S. bank for a similar deposit.

(s) Dividends Distributions and Redemptions

To enable each Fund to pay dividends or other distributions to shareholders of each such Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund (collectively, the “Shares”) the Custodian shall release cash or Securities insofar as available. In the cue of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by each such Fund in such Instructions. In the, cue of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by each such Fund in such Special Instructions.

(t) Proceeds from Shares Sold.

The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by each Fund, and shall credit such funds to the account of the appropriate Fund. The Custodian shall notify the appropriate Fund of Custodian’s receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund; and (b) make federal funds available to a fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of such Fund.

(u) Proxies and Notices: Compliance with the Shareholders Communication Act of 1985.

The Custodian shah deliver or cause to be delivered to the appropriate Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by such Fund that are received by the Custodian, any Subcustodian, or any nominee of either of than, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other Udall with aspect thereto.

The Custodian will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise in writing.

( v) Books and Records.

Acting as agent for the funds, the Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a- I under the Investment Company Act of 1940 (“the

1940 Act”) and to preserve them for the periods prescribed in Rule 31a-2 under the 1940 Act. These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the appropriate Fund during normal business hours of the Custodian.

The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund and the Custodian.

(w) Opinion of Fund’s Independent Certified Public Accountants.

The Custodian shall take all seasonable action as each Fund may request to obtains from year to year favorable opinions each such Fund’s Independent certified public accountants with respect to the Custodian’s activities hereunder and is connection with the preparation of each such hind’s periodic reports to the SEC and with respect to any other requirements of the SEC.

(x) Reports by Independent Certified Public Accountants

At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation the Custodian’s accounting system, internal accounting control and procedure, for safeguarding cash, Securities and other Assets, including each Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient dean as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

(y) Bills and Other Disbursements.

Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

5. SUBCUSTODIAN.

From time to time, in accordance with the relevant provisions of this Amt, the Custodian may appoint one or more Domestic Subcustodian, Foreign Subcustodians, Special Subcustodians, or Inter Subcustodians (as each are hereinafter defined) to act on behalf of any one or more Funds. A Domestic Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interior Subcustodian to act on behalf of any one or more Funds. For purposes of this Agreement, all Domestic Subcustodian, Foreign Subcustodian, Special Subcustodians and Interim Subcustodians shall be referred to collectively as “Subcustodians’.

(a) Domestic Subcustodians.

The Custodian may, at any time and front time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any rust company or other entity, any of which meet the requirements of s custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, tout for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of bolding Assets of such Fund(s) and perforating other functions of the Custodian within the United States (a “Domestic Subcustodian’). Each Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian’s appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund(s). Each such duly approved Domestic Subcustodian shall be listed on Appendix A attached hereto, as it may be amended, from time to time.

(b) Foreign Subcustodian

The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Section 17(f) of the

1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of any one or more Funds as a subcustodian or sub-subcustodian (if appointed by a Domestic Subcustodian) for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries other than the United States of America (hereinafter referred to as a “Foreign Subcustodian” in context of either a subcustodian or sub-subcustodian); provided that the Custodian shall have obtained written confirmation from each Fund of the approval of the Board of Directors or other governing of each such Fund (which approval may be withheld in the sole discretion of such Board of Directors or other governing body or entity) with respect to (i) the identity of any proposed Foreign Subcustodian (including branch designation), (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter “Securities Depositories and Clearing Agencies”), if any, through which the Custodian or any proposed Foreign Subcustodian is authorized to hold Securities and other Assess of each such Fund, and (iii) the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian. Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund(s) shall be listed on Appendix A attached hereto, as it may be amended, from time so time. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic Subcustodian, to effect the appropriate amusements with a proposed Foreign Subcustodian, including obtaining approval as provided in this Section 5(b). In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by each such Fund. The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects any Funds rights under such agreement, except upon prior written approval of such Fund pursuant to Special Instructions.

(c) Interim Subcustodians.

Notwithstanding the foregoing, in the event that a Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify such Fund in writing by facsimile transmission or in such other manner as such Fund and the Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from such Fun& the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (retard to herein as an “Interim Subcustodian”) designated in such Special Instructions to bold such Security or other Asset.

(d) Special Subcustodians.

Upon receipt of Special Instructions, the Custodian shall, on behalf of a Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by such Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a “Special Subcustodian”) shall be listed on Appendix A attached hereto, as it may be amended from time to dine. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the appropriate Fund in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

(e) Termination of a Subcustodian.

The Custodian may, at any time in its discretion upon notification to the appropriate Fund(s), terminate any Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

(f) Certification Regarding Foreign Subcustodians.

Upon request of a Fund, the Custodian shall deliver to such Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian (11) the countries is which and the Securities Depositories and Clearing Agencies through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of such Fund; and (iii) such other information as may be requested by such Fund, and as the Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

6. STANDARD OF CARE.

(a) General Standard of Care

The Custodian shall be liable to a Fund for all losses, damages and reasonable costs and expenses suffered or incurred by such Fund resulting from the negligence or willful misfeasance of the Custodian; or its officers, employees or agents; provided, however, in no event shall the Custodian be liable for special, indirect or consequential damages arising under or in connection with this Agreement.

(b) Actions Prohibited by Applicable Law. Events Beyond Custodian’s Control. Sovereign Risk. Etc.

In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder (i) if the Custodian or any Subcustodian or Securite System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a “Person”) is prevented, forbidden or delayed from performing, or omits to perform any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of (a) any provision of any present or future law or regulation or order of the United States of America; or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (b) any event beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii) for any loss, damage, cost or expense resulting from “Sovereign Risk.” A “Sovereign Risk” shall mean nationalization, expropriation, currency devaluation, revaluation or fluctuation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jute; or enactment, promulgation, imposition or enforcement by any such governmental authority or currency restrictions; exchange controls, taxes, levies or other charges affecting a Funds Assets; or acts of armed conflict, terrorism, insurrection or revolution; or any other act or event beyond the Custodian’s or such other Person’s control.

(c) Liability for Past Records.

Neither the custodian nor any Domestic Subcustodian shall have any liability is respect of any loss, damage or expense suffered by s Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian’s employment hereunder.

(d) Advice of Counsel.

The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all natters. The Custodian and all Domestic Subcustodians shall be without liability for any actions reasonably taken or omitted in good faith pursuant to the advice of counsel.

(e) Advice of the Fund and Others.

The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of such Fund’s accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian not any Domestic Subcustodian stub he liable for any actions reasonably taken or mined, in good faith, pursuant to such advice or statements.

(f) Instructions Appearing Genuine.

The Custodian and all Domestic Subcustodian shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Mateo, Instructions, Special Instructions advice, notice, request consent, certification, instrument or paper appearing to it to be genuine :ad to have been properly executed and shat unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or mater required to be ascertained from any Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.

(g) Exceptions from liability.

Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under soy duty or obligation to inquire into, nor be liable for.

(i) the validity of the issue of any Securities purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund, or the propriety of the decision to purchase or amount paid therefor,

(ii) the legality of the sale daily Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

(iii) any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to any Funds Assets;

and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of any such Fund’s Declaration of Trust, Partnership Agreement, Articles of Incorporation or by-Laws or votes or proceedings of the shareholders, trustees, partners or directors of any such Fund, or any such Funds currently effective Registration Statement on file with the SEC.

7. LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

(a) Domestic Subcustodians

The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

(b) Liability for Acts and Omissions of Foreign Subcustodians.

The Custodian shall be liable to a Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

(c) Securities System Interim Subcustodian Special Subcustodians Securities Depositories and Clearing Agencies.

The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian,

Special Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the negligence or willful misfeasance of the Custodian.

(d) Defaults or insolvency’s of Brokers, Banks, Etc.

The Custodian shall not be liable for any loss, damage or expense suffering or incurred by any Fund resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such eat ties acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) unless such loss, damage or expense is caused by, or mutts from, the negligence or willful misfeasance of the Custodian.

(e) Reimbursement of Expenses.

Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.

8. INDEMNIFICATION

(a) Indemnification by Fund.

Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify and bold harmless the Custodian and its nominees from all losses, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agent; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or ‘7 hereof.

If any Fund requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund bang liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in a mutually satisfactory amount and form.

(b) Indemnification by Custodian.

Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and bold harmless each Fund, and its trustees, directors and officers, from all losses, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by each such Fund caused by the negligence or willful misfeasance of the Custodian, or its officers, employees or agents.

9. ADVANCES.

In the event that, pursuant to instructions, the Custodian or any Subcustodian, Securities System, or Securities Depository or Clearing Agency acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9:shall be referred to as “Custodian”.), takes any payment or transfer of funds on behalf of any Fund as to which there would be, at the close of busing on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of any such Fund, the a the Custodian may, in its discretion without further Instructions, provide an advance (“Advance”) to any such Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that such Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Fund on behalf of which the Advance was made on demand by Custodian, unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the Custodian at a rite agreed upon in writing from time to tune by the Custodian and such Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal; is-for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and each of the Funds which are parties to this Agreement acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by a Fund. The custodian shall promptly notify the appropriate Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as such Fund and the Custodian may agree.

1 0. LIENS.

The Bank shall have a lien on the Property in the Custody Account to secure payment of fees and expenses for the services rendered under this Agreement. If the Bank advances cash or securities to the Fund for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its officers, employees, agents or its nominees negligent action, negligent failure to act or willful misconduct, any Property at any time held for the ‘Custody Account shall be security therefor, and the Fund shall promptly reimburse the Bank for any such advance of cash or securities or any such axes, charges, expenses, assessments, claims or liabilities upon request for payer but should the Fund fail to w reimburse the Bank, the Bank shall be entitled to dispose of such Property to the extent necessity to obtain reimbursement. The Bank shall be entitled to debit any account of the Fund with the Bank including, without limitation, the Custody Account, in connection with any such advance and any interest on such advance.

11. COMPENSATION

Each hind will pay to the Custodian such compensation as is agreed to in writing by the Custodian and each such Fund from time to time. Such compensation, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 7(e), shall be billed to each such Fund and paid in cash to the Custodian.

12 POWERS OF ATTORNEY.

Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement

13. TERMINATION AND ASSIGNMENT.

Any Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 60 days prior to the date upon which such termination shall take effect Upon termination of this Agreement, the appropriate Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred. Upon termination of this Agreement, the Custodian shall deliver, at the terminating party’s expense, all Assets held by it hereunder to the appropriate Fund or as otherwise designated by such Fund by Special Instructions. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors or Trustees.

14. ADDITIONAL FUNDS

An additional Fund or Funds may become a parry to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds and the Custodian. If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an addition Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B, signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

15. NOTICES.

As to each Fund, notices, requests, instructions and other writings delivered to PROFUNDS, 7900 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814, Attn: Michael Sapir, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to a Fund.

Notices, requests, instructions and other writings delivered to the Securities Administration Department of the custodian at its office at 928 Grind Blvd., 10th Floor, Kansas City, Missouri 64106, Attn: Jennifer Riggs, or mailed postage prepaid, to the Custodian’s Securities Administration Department, Post Office Box 226, Kansas City, Missouri 64141, or to such other addresses as the Custodian may have designated to each Fund in writing, shall be deemed to have been properly delivered or even to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special instructions shall be governed by Section 2(c) hereof.

16. MISCELLANEOUS

(a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

(b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

(c) No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.

(d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect

(e) This Agreement shall be effective as of the date of execution hereof.

(f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(g) The following terms are defined turns within the meaning of this Agreement and the definitions thereof are found in the following sections of the Agreement:

Term	Section
Account	4	(b)(3)(ii)
ADR’s	4	(j)
Advance	9
Assets	2	(b)
Authorization	3
Banking Institution	4	(1)

Term	Section
Domenic Subcustodian	5	(a)
Foreign Subcustodian	5	(b)
Instruction	2	(41)
Interim Subcustodian	5	(c)
Interest Bearing Deposit	4	(1)
Liability	10
OCC	4	(g)(2)
Person	6	(b)
Procedural Agreement	4	(h)
SEC	4	(b)(3)
Securities	2	(a)
Securities Depositories and Clearing Agencies	5	(b)
Securities System	4	(b)(3)
Shares	4	(s)
Sovereign Risk	6	(b)
Special Instruction	2	(c)(2)
Special Subcustodian	5	(c)
Subcustodian	5
1940 Act	4	(v)

(h) If any put, term or provision of this Agreement is held to be illegal, is conflict with any law or otherwise invalid by any count of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, tam or provision held to be illegal or invalid.

(i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

(j) It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Funds personally, but shall bind only the trust property of the Funds. The execution and delivery of this Agreement has been signed and delivered by an authorized officer of the Funds, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of than individually or to impose any liability on any of them personally, but shall bind only the trust property of the Funds as provided in the Funds’ Declaration of Trust.

IN WITNESS WHEREOF, the purees hereto have cased this Custody Agreement to be executed by their respective duly authorized officers.

PROFUNDS
Attest:	By:	/s/ Michael Sapir
Name: Michael Sapir
Title: President and Trustee
Date: November 6, 1997

UMB Bank, N.A
Attest:	By:	/s/ Ralph R. Santoro
Name: Ralph R. Santoro
Title: Senior Vice President
Date: November 6, 1997

APPENDIX A

CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

United Missouri Trust Company of New York

Brown Brothers Hen (Foreign Securities Only)

Morgan Stanley Trust Company (Foreign Securities Only)

SECURITIES SYSTEMS:

Federal Book Entry

Depository Trust Company

Participant’s Trust Company

SPECIAL SUBCUSTODIANS:

SECURITIES DEPOSITORIES

COUNTRIES		FOREIGN	SUBCUSTODIANS		CLEARING AGENCIES
Eurocler

PROFUNDS			UMB Bank, N.A
By:	/s/ Michael Sapir		By:	/s/ Ralph R. Santoro
Name: Michael Sapir			Name: Ralph R. Santoro
Title: President and Trustee			Title: Senior Vice President
Date: November 6, 1997			Date: November 6, 1997

UMB Bank, n.a.

Schedule of Fees for Domestic Custody Services

Prepared for ProFunds and Access One Trust

Net Asset Value Fees

To be computed as of month-end on the combined net assets of the entire Fund complex at the annual rate of:

3.0	basis points on the first $1,500,000,000 in assets; plus

2.0	basis points on the next $1,000,000,000 in assets; plus

.50	basis point on the next $2,500,000,000 in assets; plus

.25	basis point on the assets in excess of $5,000,000,000

*Combined	net assets of the entire Fund complex must exceed $500 million for this schedule to apply.

Portfolio Transaction Fees

*DTC	$0.65
*Fed Book Entry	$8.00
*Physical	$25.00
Principal Paydown	$5.00
Option (Initial Only)/Future	$25.00
Corporate Action/Call/Reorg	$25.00
*UMB Repurchase Agreement	$5.00
*Tri-Party Repurchase Agreement	$15.00
Wire In/Out & Check Issued (Non-Settlement Related)	$8.00
*Fund-of-Fund ‘Security’ Transaction	$25.00
Fund-of-Fund `Dividend’ Transaction, includes Dividend, Capital Gain or Re-Invest transactions, each	$10.00

*A	transaction includes buys, sells, maturities, crime security movements.

Out-of-Pocket Expenses

Includes, but is not limited to, security transfer fees, certificate fees, shipping/courier fees or charges, FDIC insurance premiums, custom programming charges, legal review/processing of restricted and private placement securities and any custom processing for fund proxy voting, class and corporate actions above and beyond the current service/performance standards provided to the funds and contemplated by the above fee schedule.

This fee schedule pertains to custody of U S. Domestic assets only.

UMB Bank will provide its flee schedule for Euroclear and global custody upon request.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

This fee schedule is effective January 1, 2005 through December 31, 2008.

All fees will be paid in full within 30 days of receipt. I f not, a late charge will accrue daily on the balance due at the UMB Prime Rate.

AMENDMENT TO

CUSTODY AGREEMENT

AMENDMENT dated December 15, 2004 (the “Amendment”), to the Custody Agreement dated as of the 6th day of November, 1997 (the “Custody Agreement”) between PROFUNDS (the “Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and UMB Bank; I.A. (“UMB”), a national banking association with its principal place of business located at Kansas City, Missouri, incorporating a separate AGREEMENT dated December 15, 2004 between ACCESS ONE TRUST (the “Access Trust”), a Delaware statutory trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 and UMB.

WHEREAS, the Trust and UMB entered into the Custody Agreement dated as of the 6th day of November, 1997;

WHEREAS, the Access Trust has been organized as a Delaware statutory trust that may issue shares (the “Shares”) in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Shares of Access Trust will be offered in each of the series identified in Schedule A hereto (such series, together with all other series subsequently established by the Trust being herein collectively referred to as the “Funds,” which shall include other series subsequently established by the Access Trust in each case upon approval by the Board of Trustees of the Access Trust);

WHEREAS, each Fund desires to appoint UMB as its custodian for the custody of its Assets (as defined in the Custody Agreement) owned by such Fund which Assets are to be held in such accounts as such Fund (or Access Trust on behalf of such Fund) may establish from time to time;

WHEREAS, UMB and Access Trust desire that the same terms and conditions, with only those exceptions as may be set forth in this Amendment, apply in the custody agreement between UMB and Access Trust as in the Custody Agreement, and the Trust, by its execution of this Amendment, acknowledges such arrangement; and

WHEREAS, UMB is willing to accept the appointment as custodian for each of the Funds and to provide services to the Access Trust on the terms and conditions set forth herein, and to continue to provide services to the Trust on the terms and conditions set forth in the Custody Agreement as amended hereby.

All capitalized terms used in this Amendment but not defined in this Amendment shall have the respective meanings ascribed to them in the Custody Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. Appointment as Custodian/Services of UMB as Custodian to Access Trust.

Each Fund hereby constitutes and appoints UMB as custodian of Assets belonging to each such Fund which have been or may be from time to time deposited with UMB. UMB accepts such appointment as a custodian and agrees to perform for the Access Trust the custody services set forth in the Custody Agreement (collectively, the “Services”). Except as otherwise provided in this Amendment, all of the terms and conditions set forth in the Custody Agreement between the Trust and UMB are deemed to be repeated in their entirety and are applicable between Access Trust and UMB. References to “Trust,” “Funds” and similar references, shall be construed as being applicable to Access Trust or its series, as appropriate. References to “this Agreement” and the like shall be construed as references to the agreement formed hereunder between Access Trust and UMB.

2. Fees.

The Access Trust shall pay UMB for the Services to be provided by UMB under this Amendment in accordance with, and in the manner set forth in, Schedule of Fees for Domestic Custody Services, to the Custody Agreement. For purposes of the net asset value fees, the aggregate assets of both Trusts shall be taken into account in determining the applicable breakpoints and basis points.

3. Termination.

The agreement formed under this Amendment between Access Trust and UMB shall become effective as of the date of this Amendment and shall continue in effect as provided in the Custody Agreement. (All other provisions set forth under the “Termination and Assignment” section shall be construed as having been separately set forth at length herein as of the date hereof between Access Trust and UMB in accordance with Sections 1 and 7 hereof.)

4. Information Furnished by each Party.

All information to be furnished by the Trust to UMB, or by UMB to the Trust, under the Custody Agreement shall be furnished hereunder by Access Trust to UMB, or by UMB to Access Trust.

5. Notices.

All notices to Access Trust may be given as provided to the Trust under the Custody Agreement.

6. Governing Law and Matters Relating to the Trust as a Delaware Business Trust.

The provisions of Section 16 are applicable to the full extent as if set forth herein, as between Access Trust and UMB in accordance with Sections 1 and 7 hereof. Without limitation of the foregoing:

Each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Amendment, every reference herein to the Fund shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement between UMB and each Fund is understood to be for administrative convenience only and shall not constitute any basis for joining the rights or obligations of the Funds for any reason (other than as set forth in Section 2 hereof).

7. Matters Relating to the use of one Document to set forth the Separate Agreements between each Trust and UMB.

For purposes of this Section 7, each of Access Trust and the Trust are referred to as a “Trust.” The Custody Agreement, as amended hereby, constitutes a separate and distinguishable agreement between UMB and each Trust. The Custody Agreement, as amended hereby, has been structured as a single document for convenience only. The duties and obligations of each Trust hereunder are several, not joint. The duties and obligations of UMB to each Trust are separate and do not inure to another Trust. No Trust shall be responsible for the actions (or inactions) of another Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

PROFUNDS
By:	/s/ Louis M Mayberg
Name: Louis M Mayberg
Title: President

ACCESS ONE TRUST
By:	/s/ Louis M Mayberg
Name: Louis M Mayberg
Title: President

UMB Bank, N.A
By:	/s/ Ralph R. Santoro
Name: Ralph R. Santoro
Title: Senior Vice President

UMB Bank, n.a.

Schedule of Fees for Domestic Custody Services

Prepared for ProFunds and Access One Trust

Net Asset Value Fees

To be computed as of month-end on the combined net assets of the entire Fund complex at the annual rate of:

3.0	basis points on the first $1,500,000,000 in assets; plus

2.0	basis points on the next $1,000,000,000 in assets; plus

.50	basis point on the next $2,500,000,000 in assets; plus

.25	basis point on the assets in excess of $5,000,000,000

*Combined	net assets of the entire Fund complex must exceed $500 million for this schedule to apply.

Portfolio Transaction Fees

*DTC	$0.65
*Fed Book Entry	$8.00
*Physical	$25.00
Principal Paydown	$5.00
Option (Initial Only)/Future	$25.00
Corporate Action/Call/Reorg	$25.00
*UMB Repurchase Agreement	$5.00
*Tri-Party Repurchase Agreement	$15.00
Wire In/Out & Check Issued (Non-Settlement Related)	$8.00
*Fund-of-Fund ‘Security’ Transaction	$25.00
Fund-of-Fund ‘Dividend’ Transaction, includes Dividend, Capital Gain or Re-Invest transactions, each	$10.00

*A	transaction includes buys, sells, maturities, or free security movements.

Out-of-Pocket Expenses

Includes, but is not limited to, security transfer fees, certificate fees, shipping/courier fees or charges, FDIC insurance premiums, custom programming charges, legal review/processing of restricted and private placement securities and any custom processing for fund proxy voting, class and corporate actions above and beyond the current service/performance standards provided to the funds and contemplated by the above fee schedule.

This fee schedule pertains to custody of U.S. Domestic assets only.

UMB Bank will provide its fee schedule for Euroclear and global custody upon request.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

This fee schedule is effective January 1, 2005 through December 31, 2008.

All fees will be paid in until within 30 days of receipt. If not, a late charge will accrue daily on the balance due at the UMB Prime Rate.

APPENDIX B TO THE CUSTODY AGREEMENT

PROFUNDS

Airlines UltraSector ProFund	Rising U.S. Dollar ProFund
Asia 30 ProFund	Semiconductor UltraSector ProFund
Banks UltraSector ProFund	Short Dow 30 ProFund Short
Basic Materials UltraSector ProFund	Emerging Markets ProFund Short
Bear ProFund	International ProFund Short Japan ProFund
Biotechnology UltraSector ProFund	Short Mid-Cap ProFund
Bull ProFund	Short Oil & Gas ProFund
Consumer Goods UltraSector ProFund	Short OTC ProFund
Consumer Services UltraSector ProFund	Short Precious Metals ProFund
Dow 30 ProFund	Short Real Estate ProFund Short
Emerging Markets ProFund	Small-Cap ProFund Short
Europe 30 ProFund	Utilities ProFund
Falling U.S. Dollar ProFund	Small-Cap Growth ProFund
Financials UltraSector ProFund	Small-Cap ProFund
Health Care UltraSector ProFund	Small-Cap Value ProFund Technology
Industrials UltraSector ProFund	UltraSector ProFund Telecommunications
International ProFund	UltraSector ProFund U.S. Government 30
Internet UltraSector ProFund	ProFund U.S. Government Plus ProFund
Large-Cap Growth ProFund	UltraBear ProFund
Large-Cap Value ProFund	UltraBull ProFund
Leisure Goods UltraSector ProFund	UltraDow 30 ProFund
Mid-Cap Growth ProFund Mid-Cap ProFund	Ultralnternational ProFund
Mid-Cap Value ProFund	UltraJapan ProFund
Mobile Telecommunications UltraSector ProFund	UltraMid-Cap ProFund
Money Market ProFund	UltraOTC ProFund
Oil & Gas UltraSector ProFund	UltraShort Dow 30 ProFund
Oil Equipment, Services & Distribution ProFund	UltraShort International ProFund
OTC ProFund	UltraShort Mid-Cap ProFund
Pharmaceuticals UltraSector ProFund	UltraShort OTC ProFund
Precious Metals UltraSector ProFund	UltraShort Small-Cap ProFund
Real Estate UltraSector ProFund	UltraSmall-Cap ProFund Utilities
Rising Rates Opportunity 10 ProFund	UltraSector ProFund
Rising Rates Opportunity ProFund

PRO FUNDS VP:

ProFund VP Airlines	ProFund VP Rising Rates Opportunity
ProFund VP Asia 30	ProFund VP Rising U.S. Dollar
ProFund VP Banks	ProFund VP Semiconductor
ProFund VP Basic Materials	ProFund VP Short Dow 30
ProFund VP Bear	ProFund VP Short Emerging Markets
ProFund VP Biotechnology	ProFund VP Short International
ProFund VP Bull	ProFund VP Short Japan
ProFund VP Bull Plus	ProFund VP Short Mid-Cap
ProFund VP Consumer Goods	ProFund VP Short Oil & Gas
ProFund VP Consumer Services	ProFund VP Short OTC
ProFund VP Dow 30	ProFund VP Short Precious Metals
ProFund VP Emerging Market	ProFund VP Short Real Estate
ProFund VP Europe 30	ProFund VP Short Small-Cap
ProFund VP Falling U.S. Dollar	ProFund VP Short Utilities
ProFund VP Financials	ProFund VP Small-Cap
ProFund VP Health Care	ProFund VP Small-Cap Growth
ProFund VP Industrials	ProFund VP Small-Cap Value
ProFund VP International	ProFund VP Technology
ProFund VP Internet	ProFund VP Telecommunications
ProFund VP Japan	ProFund VP U.S. Government Plus
ProFund VP Large-Cap Growth	ProFund VP UltraBear
ProFund VP Large-Cap Value	ProFund VP UltraBull
ProFund VP Leisure Goods	ProFund VP UltraDow 30
ProFund VP Mid-Cap	ProFund VP UltraEurope
ProFund VP Mid-Cap Growth	ProFund VP UltraInternational
ProFund VP Mid-Cap Value	ProFund VP UltraMid-Cap
ProFund VP Mobile Telecommunications	ProFund VP U1traOTC
ProFund VP Money Market	ProFund VP UltraShort Dow 30
ProFund VP Natural Resources	ProFund VP UltraShort International
ProFund VP Oil & Gas	ProFund VP UltraShort Japan
ProFund VP Oil, Equipment, Services & Distribution	ProFund VP UltraShort Mid-Cap
ProFund VP OTC	ProFund VP UltraShort OTC
ProFund VP Pharmaceuticals	ProFund VP UltraShort Small-Cap
ProFund VP Precious Metals	ProFund VP UltraSmall-Cap
ProFund VP Real Estate	ProFund VP Utilities

ACCESS ONE TRUST

Access High Yield Fund

Access Flex High Yield Fund Access Money Market Fund

Access Flex Bear High Yield Fund Access Commodity Fund

Access Bear Commodity Fund

ACCESS ONE TRUST VP:

Access VP High Yield Fund Access VP Bear High Yield Fund

PROFUNDS

By:	/s/ Louis M Mayberg
Name: Louis M. Mayberg
Title: President

ACCESS ONE TRUST

By:	/s/ Louis M Mayberg
Name: Louis M. Mayberg
Title: President